SUBSCRIPTION AND BACKSTOP AGREEMENT

THIS SUBSCRIPTION AND BACKSTOP AGREEMENT (this “Agreement”) is entered into as of this 16th day of March, 2009 by and among United America Indemnity, Ltd., a company organized and existing under the laws of the Cayman Islands (the “Company”), U.N. Holdings (Cayman) II, Ltd., a company organized and existing under the laws of the Cayman Islands (“Holdings”), and Fox Paine & Company, LLC, a Delaware limited liability company (the “Management Company”).

RECITALS

WHEREAS, the Company proposes to effect a rights offering (the “Rights Offering”) by distributing to each holder of record of Class A Common Shares and Class B Common Shares (together, the “Common Shares”), at no charge, one non-transferable right (the “Rights”), for each Common Share held by such holder as of 5:00 p.m. New York City time on March 16, 2009, to purchase, (i) for each Class A Common Share held 0.9013 of a Class A Common Share per Right and (ii) for each Class B Common Share held 0.9013 of a Class B Common Share per Right, in each case at a subscription price of $3.50 per share (the “Subscription Price Per Share”);

WHEREAS, Fox Paine Capital Fund II International, L.P., a limited partnership organized under the laws of the Cayman Islands (“Fund II International”), Fox Paine Capital Fund II Co-Investors International, L.P., a limited partnership organized under the laws of the Cayman Islands (“Fund II Co-Investors”), Saffery Champness Corporation, as trustee of the E&A “J” Trust (“Saffery”) and FPC Investment GP (“FPC” and together with Fund II International, Fund II Co-Investors and Saffery, the “Fox Paine Funds”) through their investment in U.N. Holdings (Cayman), Ltd. (“Original Holdings”) have a significant investment in the Company;

WHEREAS, the Company is seeking to raise approximately $100 million in additional capital through the Rights Offering; and

WHEREAS, the Company desires to sell, and Holdings desires to subscribe for, the number of Shares issuable upon the exercise of the Rights that are not subscribed for by the Company’s existing shareholders within the timeframe contemplated by the Rights Offering.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1. Subscription for Shares. Within three (3) days following the expiration of the Rights, the Company shall deliver to the Management Company a written notice (the “Notice”) setting forth (i) the number and class of Shares properly subscribed for in the Rights Offering and the number and class of shares that were eligible to be subscribed for in the Rights Offering that were not subscribed for (the “Remaining Shares”) and (ii) the amount of cash deposited with the rights agent for the Rights. Within 18 Business Days following the Management Company’s receipt of such notice (the “Subscription Deadline”), Holdings shall, subject to the conditions and limitations set forth herein, purchase the Remaining Shares at the Subscription Price Per Share. Following receipt of the Notice, the Management Company shall cause a capital demand notice (each, a “Capital Demand Notice”) in standard form to be sent to the co-investors, partners and/or members of the Fox Paine Funds in an aggregate amount sufficient to subscribe for the Remaining Shares. For purposes hereof, the term “Business Day” shall mean a day (i) other than Saturday, Sunday or day on which commercial banks are authorized or required to close in New York, New York and Los Angeles, California and on which and (ii) on which banks in the Cayman Islands are open.

2. Conditions.

(a) The following conditions shall be satisfied or duly waived in writing by Holdings prior to it being obligated to subscribe for the Remaining Shares on the terms and conditions set forth herein:

(i) Approval of Prospectus Supplement. The Management Company shall have approved in writing prior to its filing or use any prospectus supplement (including the Rights Offering Supplement) to the prospectus contained in the Registration Statement, any amendment to the Registration Statement and any issuer free writing prospectus of the Company, in each case used by the Company or filed with the U.S. Securities and Exchange Commission (“SEC”) following the date of this Agreement through the Subscription Deadline (it being understood that the signature of Seth Gersch and/or Saul Fox on the Registration Statement or any amendment thereto shall not constitute approval by the Management Company); provided that the Management Company hereby approves the form of prospectus supplement attached hereto as Exhibit A. For purposes hereof, the term “issuer free writing prospectus” shall have the meaning given to in Rule 433(h)(1) of Regulation C under the Securities Act of 1933, as amended (the “Securities Act”).

(ii) No Material Adverse Effect. There shall not have occurred any changes, effects, events, circumstances or conditions that, individually or in the aggregate, in the reasonable judgment of the Management Company would be expected to (A) have a material adverse effect on the business, assets, financial condition, or results of operations of the Company and its direct and indirect subsidiaries taken as a whole, or on any of the Company’s principal business segments or operating units (B) have a material adverse effect on worldwide general economic conditions or on the property and casualty insurance industry generally or on the principal business segments in which the Company and its direct and indirect subsidiaries participate, or (C) materially impair the Company’s ability to perform its obligations under this Agreement (a “Material Adverse Effect”).

(ii) Listing of Shares. The Class A common shares issuable hereunder and pursuant to the Rights Offering shall have been approved for listing by the Nasdaq Stock Market, subject to official notice of issuance.

(iv) Representations and Warranties. The representations and warranties of the Company in Section 6(a) shall be true and correct in all material respects as of the date hereof and as of the Subscription Deadline, as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

(v) Covenants. The Company shall have complied in all material respects with all of its obligations hereunder required to be performed on or prior to the Subscription Deadline.

(vi) Market Events. There shall not have occurred after the execution and delivery of this Agreement and on or prior to the Subscription Deadline any of the following events: (A) trading generally shall have been suspended or materially limited on, or by, as the case may be, the New York Stock Exchange or the NASDAQ Global Market, (B) trading of any securities of the Company shall have been suspended on any exchange or in any over-the-counter market for a significant period of time, (C) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (D) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities or (E) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets or any calamity or crisis that, in the Management Company’s reasonable judgment, is material and adverse and which, singly or together with any other event specified in this Section 2(a)(vi), makes it, in the reasonable judgment of the Management Company, impracticable or inadvisable to proceed with the subscription for the Remaining Shares on the terms and in the manner contemplated herein.

(vii) Inability to Subscribe for its Pro Rata Share. Holdings shall have received capital from the Fox Paine Funds sufficient to subscribe for the Shares underlying the Rights distributed to Original Holdings.

(b) The following conditions shall be satisfied or duly waived in writing by the Company prior to the Company being obligated to proceed with the subscription for the Remaining Shares on the terms and conditions set forth herein:

(i) Representations and Warranties. The representations and warranties of Holdings and the Management Company in Sections 6(b) and (c) shall be true and correct in all material respects as of the date hereof and as of the Subscription Deadline, as if made on such date (except for representations and warranties made as of a specified date, which shall be true and correct in all material respects as of such specified date).

(ii) Covenants. Holdings and the Management Company shall have complied in all material respects with all of its obligations hereunder required to be performed on or prior to the Subscription Deadline.

(c) The following conditions shall be satisfied or duly waived in writing by the parties hereto prior to any party being obligated to proceed with the subscription for the Remaining Shares on the terms and conditions set forth herein:

(i) No Legal Restraints. No judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the material transactions contemplated by this Agreement.

(ii) Effective Registration Statement. The Registration Statement shall have been declared effective by the SEC and no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the SEC.

3. Limitations. Notwithstanding anything in Section 1 to the contrary, in the event that the capital contributions received by the Fox Paine Funds following the delivery of the Capital Demand Notices and ending one Business Day prior to the Subscription Deadline are not sufficient to subscribe for the Remaining Shares in full, Holdings shall only be required to subscribe for the number of Shares which the sum of such capital contributions received would be entitled to subscribe for at the Subscription Price Per Share. Prior to the Subscription Deadline, the Management Company shall notify the Company in writing of the aggregate amount of capital contributions received from the Capital Demand Notices, if less than the amount necessary to subscribe for the Remaining Shares in full (the “Management Company Notice”). If the aggregate amount of capital contributions received from the Capital Demand Notices is less than the amount necessary to subscribe for the Remaining Shares in full, the portion of the Remaining Shares consisting of Class A common shares shall not be subscribed for until the portion of the Remaining Shares consisting of Class B common shares have been subscribed for in full.

4. Fees. Promptly (and in any event, within two (2) Business Days) following, and subject to, receipt of the approval of the Company’s shareholders as contemplated in the immediately succeeding sentence, (a) the Company will pay the Management Company an arrangement fee equal to TWO MILLION UNITED STATES DOLLARS AND NO CENTS ($2,000,000); and (b) the Company will pay the Management Company a backstop fee equal to five percent (5%) of the Offering Size by wire transfer of immediately available funds to an account designated in writing by the Management Company (the fees set forth in clause (a) and (b) of this Section 4, the “Fees”). For purposes hereof, the term “Offering Size” means the product of (i) the aggregate number of shares issuable upon the exercise of the Rights distributed to shareholders of the Company as set forth in the Rights Offering Supplement and the Subscription Price Per Share. Notwithstanding the foregoing in this Section 4, the Company shall not be required to pay, and the Management Company shall not be entitled to receive, the Fees unless the Rights Offering is completed and Holdings fulfills its obligations under Section 1 (subject to the limitations set forth in Section 3). The Company shall at the next general meeting of the Company’s shareholders submit for shareholder approval the Fees payable to the Management Company pursuant to this Agreement pursuant to Rule 4350(i) of the Nasdaq Stock Market (the “Approval Matter”) and shall use reasonable efforts to solicit proxies from its shareholders in favor of the Approval Matter.

5. Indemnification and Contribution.

(a) Indemnification by the Company. The Company agrees to indemnify and hold harmless Holdings, the the Fox Paine Funds, the Management Company, and each person, if any, who controls any of the foregoing within the meaning of either Section 15 of the Securities Act or Section 20 of the Securities Exchange Act of 1934, as amended, and each affiliate of any of the foregoing within the meaning of Rule 405 under the Securities Act from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred) in connection with (i) a breach by the Company of any of its representations, warranties or covenants contained herein or in any certificate delivered hereunder, (ii) defending or investigating any such action or claim caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any prospectus, preliminary prospectus, any prospectus supplement (including the Rights Offering Supplement), any issuer free writing prospectus, any Company information that the Company has filed, or is required to file, pursuant to Rule 433(d) under the Securities Act, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information relating to Holdings, the Fox Paine Funds or the Management Company furnished to the Company in writing expressly for use therein, and (iii) defending or investigating any other action or claim arising out of the Rights Offering.

(b) Proceedings with Respect to an Indemnification Claim. In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section 5(a), such person (the “indemnified party”) shall promptly notify the Company in writing and the Company, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the Company may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the Company and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Company and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Company shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section. In the case of any such separate firm for the indemnified parties and such control persons and affiliates of any such indemnified parties, such firm shall be designated in writing by the Management Company. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The Company shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company agrees to indemnify the indemnified parties from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested the Company to reimburse the indemnified party for fees and expenses of counsel as contemplated herein, the Company agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such Company of the aforesaid request and (ii) such Company shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. The Company shall not, without the prior written consent of the indemnified parties, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

(c) Contribution. To the extent the indemnification provided for in Section 5(a) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the indemnified party or parties on the other hand from the Rights Offering or (ii) if the allocation provided by clause 5(c)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 5(c)(i) above but also the relative fault of the Company on the one hand and of the indemnified party or parties on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the indemnified parties on the other hand in connection with the Rights Offering shall be deemed to be in the same respective proportions as the gross proceeds from the Rights Offering received by the Company and the total fees paid by the Company to the Management Company pursuant to Section 4. The relative fault of the Company on the one hand and the indemnified parties on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the indemnified parties and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The indemnified parties obligations to contribute pursuant to this Section 5 are several and not joint.

(d) Survival. The indemnity and contribution provisions contained in this Section 5 and the representations, warranties and other statements of the Company and the other parties hereto contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any indemnified party, any person controlling any indemnified party or any affiliate of any indemnified party and (iii) acceptance of and payment for any of the Remaining Shares or any portion thereof.

6. Representations and Warranties.

(a) By the Company. The Company represents to the other parties hereto as follows:

(i) This Agreement has been duly authorized, executed and delivered by the Company;

(ii) The Company has the requisite corporate power and authority to enter into, execute and deliver this Agreement, including the issuance of the Common Shares issuable hereunder or upon exercise of the Rights and to perform its obligations hereunder, and has taken all necessary corporate action required for the due authorization, execution, delivery and performance by it of this Agreement, including the issuance of the Common Shares issuable hereunder or upon exercise of the Rights;

(iii) The execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum or articles of association of the Company or any agreement or other instrument binding upon the Company or any of its direct and indirect subsidiaries that is material to the Company and such subsidiaries, taken as a whole, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or any direct or indirect subsidiary, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company of its obligations under this Agreement;

(iv) The Company has prepared and filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Securities Act”), a shelf registration statement on Form S-3 (File No. 333-157357) (as amended, the “Registration Statement”), including a prospectus (the “Base Prospectus”). The Registration Statement also includes a form of prospectus supplement relating to the Rights Offering. The prospectus supplement relating to the Rights Offering, in the form sent to shareholders of the Company, including the Base Prospectus, is referred to herein as the “Prospectus.” Any reference in this Agreement to the Registration Statement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act as of the effective date of the Registration Statement or the date of such Prospectus. The Registration Statement has been declared effective by the SEC. On its effective date, the Registration Statement complied in all materials respects with the requirements of the Securities Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, as of its date and as of the Subscription Deadline, will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties of this clause shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with the information furnished to the Company in writing by the other parties hereto for use in the Registration Statement or in the Prospectus;

(v) Since February 29, 2008, the Company has filed with the SEC all forms, reports, schedules, statements and other documents required to be filed by it through the date hereof under the Exchange Act or the Securities Act (all such documents, as supplemented and amended since the time of filing, collectively, the “Company SEC Documents”). The Company SEC Documents at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and dates of mailing, respectively, and in the case of any Company SEC Document amended or superseded by a filing prior to the date of this Agreement, then on the date of such amending or superseding filing), (i) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (ii) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as applicable;

(vi) No shares of capital stock of the Company are subject to preemptive rights or any other similar rights of any shareholder of the Company. The Common Shares to be issued pursuant to the Rights Offering and/or to Holdings hereunder, upon issuance thereof and payment of the Subscription Price therefor, will be duly authorized, validly issued, fully paid and non-assessable; and

(vii) There has been no Material Adverse Effect that is continuing since September 30, 2008, except as disclosed in the Company’s filings with the SEC.

(viii) The Class A Common Shares to be issued pursuant to the Rights Offering and/or to Holdings hereunder, upon issuance, will be authorized for trading on the Nasdaq Global Select Market.

(b) By Holdings. Holdings represents to the Company as follows:

(i) This Agreement has been duly authorized, executed and delivered by Holdings;

(ii) The execution and delivery by Holdings of, and the performance by Holdings of its obligations under, this Agreement will not contravene any provision of applicable law or the memorandum or articles of association of the Holdings or any agreement or other instrument binding upon Holdings that is material to Holdings, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Holdings, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Holdings of its obligations under this Agreement; and

(iii) The shares of Class A common shares and/or Class B common shares to be subscribed for by Holdings hereunder are being acquired for its own account, for purpose of investment and not with a view to or for sale in connection with any public resale or distribution thereof in violation of applicable securities laws.

(iv) Holdings agrees with the Company that the certificates evidencing the Common Shares to be subscribed for by Holdings hereunder will bear the following legends (the “Restrictive Legends”):

“THE SECURITIES EVIDENCED BY THIS CERTIFICATE MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, COVERING SUCH SECURITIES OR THE SECURITIES ARE SOLD OR TRANSFERRED IN A TRANSACTION THAT IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT.”

“PLEASE BE ADVISED THAT THESE SHARES ARE HELD BY AN “AFFILIATE” FOR PURPOSES OF RULE 144 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEREFORE, ANY PROSPECTIVE TRANSFEREE OF THE SHARES EVIDENCED BY THE CERTIFICATE SHOULD OBTAIN THE NECESSARY OPINION OF COUNSEL PRIOR TO ACQUIRING THESE SHARES.”

(c) By the Management Company. The Management Company represents to the Company as follows:

(i) This Agreement has been duly authorized, executed and delivered by the Management Company;

(ii) The execution and delivery by the Management Company of, and the performance by the Management Company of its obligations under, this Agreement will not contravene any provision of applicable law or the limited liability company agreement of the Management Company or any agreement or other instrument binding upon the Management Company that is material to the Management Company, or any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Management Company, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Management Company of its obligations under this Agreement; and

(iii) The Management Company has no reason to believe that any of the co-investors, partners and/or members of the Fox Paine Funds will not be able to fully meet their obligations on a timely basis pursuant to the Capital Demand Notice.

7. Deliveries at the Subscription Deadline.

(a) At the Subscription Deadline, the Company shall deliver to Holdings:

(i) A certificate or certificates representing the number of shares of Class B Common Shares and/or Class A Common Shares subscribed for hereunder and/or in the Rights Offering; and

(ii) A certificate of an officer of the Company on its behalf to the effect that the representations and warranties of the Company contained in this Agreement are true and correct in all material respects on and as of the Subscription Deadline, with the same force and effect as if made on the date of the Subscription Deadline.

(b) At the Subscription Deadline, Holdings shall deliver to the Company payment by wire transfer of immediately available funds for the Remaining Shares subscribed for hereunder at the Subscription Price Per Share.

8. Covenants. The Company agrees as follows between the date hereof and the earlier of the Subscription Deadline or the effective date of any termination pursuant to Section 9 hereof:

(a) As soon as reasonably practicable after the Company is advised or obtains knowledge thereof, to advise the other parties of: (i) the time when any amendment to the Registration Statement or supplement (including the Rights Offering Supplement) to the prospectus contained in the Registration Statement has been filed with the SEC, (ii) the issuance by the SEC of any stop order, or the initiation of any proceeding suspending the effectiveness of the Registration Statement or any amendment thereto, (iii) the receipt of any comments from the SEC directed towards the Registration Statement or any documents incorporated by reference in the Registration Statement, or (iv) any request by the SEC for any amendment or supplement (including the Rights Offering Supplement) to the prospectus included in the Registration Statement or for additional information. The Company will use its reasonable best efforts to prevent the issuance of any such order or the imposition of any such suspension and, if any such order is issued or suspension is imposed, to obtain the withdrawal thereof as promptly as practicable;

(b) Not to authorize any stock split, stock dividend (other than as contemplated by the Rights Offering), stock combination or similar transaction affecting the number of issued and outstanding shares of Class A Common Shares or Class B Common Shares;

(c) Not to declare or pay any cash dividends on its Class A Common Shares or Class B Common Shares or repurchase any such shares;

(d) Not to incur any indebtedness or guarantees thereof, other than borrowings in the ordinary course of business consistent with past practice; and

(e) Issue any shares of capital stock or enter into agreements providing for the issuance of any shares of capital stock, other than: (i) in connection with this Agreement and pursuant to the Rights Offering, (ii) in the ordinary course of business consistent with past practice, and (iii) pursuant to agreements that are already in effect on the date of this Agreement.

(f) The Company acknowledges and agrees that the Class A Common Shares and Class A Common Shares issuable upon conversion or redemption of the Class B Common Shares to be issued to Holdings and/or the Co-Investment Funds (as defined in the Shareholders Agreement) pursuant to the Rights Offering and hereunder are “Registrable Securities” as defined under the Amended and Restated Shareholders Agreement, dated as of December 15, 2003, between the Company, Holdings and the other Shareholders named therein, as amended to date (the “Shareholders Agreement”). The Co-Investment Funds shall be an express third party beneficiary of the agreement set forth in this clause (f). The Management Company hereby waives, on behalf of itself and the Fox Paine Funds, rights it or they may have to register any securities under the Registration Statement.

9. Termination. This Agreement may be terminated in a written instrument delivered to the other parties hereto as follows:

(a) Any party may terminate this Agreement if: (i) the Subscription Deadline has not occurred by May 15, 2009; (ii) the Rights Offering is terminated by the Company, or (iii) any judgment, injunction, decree or other legal restraint shall prohibit, or have the effect of rendering unachievable, the consummation of the Rights Offering or the material transactions contemplated by this Agreement.

(b) Holdings and the Management Company may terminate this Agreement if: (i) any of the conditions set forth in Section 2(a) have not been satisfied or duly waived by Holdings on or by the Subscription Deadline; or (ii) at any time prior to the Subscription Deadline, there is a material breach of this Agreement by the Company that is not cured within 15 days after receipt by the Company of written notice of such material breach.

(c) The Company may terminate this Agreement on the date of the Subscription Deadline (i) if the Management Company delivers to the Company the Management Company Notice, or (ii) if the Management Company does not deliver to the Company the Management Notice, if Holdings subscribes for less than all of the Remaining Shares; provided, however, that if the Company terminates this Agreement pursuant to this clause (c) it will immediately return any money received from Holdings.

10. Miscellaneous.

Intent. The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

Expenses. Without limiting any other expenses payable by the Company to the Management Company, Holdings or any of their respective affiliates hereunder, he Company shall pay or reimburse the Management Company, Holdings or any of their respective affiliates for any and all expenses incurred by them in connection with (i) the preparation and filing of the Registration Statement with the SEC, any amendments thereto, and the Prospectus, (ii) the preparation of this Agreement, including any filings with the SEC made by the Management Company, Holdings or their respective affiliates in connection with this Agreement, (iii) the Rights Offering, and (iv) the Approval Matter.

Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be sent by facsimile or mailed by electronic, registered or certified mail or by overnight courier or otherwise delivered by hand or by messenger, addressed:

if to the Company, to:

United National Insurance Company
Three Bala Plaza East, Suite 300
Bala Cynwyd, PA 19004
Attn: General Counsel
Facsimile: (610) 660-6800

with a copy to (which shall not constitute notice):

Edward S. Best, Esq.
Mayer Brown LLP
71 South Wacker Drive
Chicago, IL 60606
Facsimile: (312) 701-7711

if to Holdings or the Management Company, to:

Fox Paine & Company, LLC
950 Tower Lane, Suite 1150
Foster City, CA 94404
Attention: Saul A. Fox
Facsimile: (650) 295-4045

with a copy to:

Katharine A. Martin, Esq.
Wilson Sonsini Goodrich & Rosati, P.C.
650 Page Mill Road
Palo Alto, CA 94304
Facsimile: (650) 493-6811

Where a notice is sent by mail, service of the notice shall be deemed to be effected by properly addressing, pre-paying and mailing a letter containing the notice, and to have been effected at the expiration of three (3) Business Days after the letter containing the same is mailed as aforesaid.

Where a notice is sent by overnight courier, service of the notice shall be deemed to be effected by properly addressing, and sending such notice through an internationally recognized express courier service, delivery fees pre-paid, and to have been effected three (3) Business Days following the day the same is sent as aforesaid.

Where a notice is delivered by facsimile, electronic mail, by hand or by messenger, service of the notice shall be deemed to be effected upon delivery.

Successors and Assigns. This Agreement shall inure to the benefit of the successors and assigns of the parties and, subject to the restrictions on transfer herein set forth, be binding upon each of the parties and their respective heirs, executors, administrators, successors and assigns.

Amendment. This Agreement may be amended by a written instrument executed by each of the parties hereto.

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the internal laws of the Cayman Islands without regard to principles of conflicts of laws. Each of the parties hereto irrevocably (i) agrees that any dispute or controversy arising out of, relating to, or concerning any interpretation, construction, performance or breach of this Agreement, shall be adjudicated by the courts in Grand Cayman, Cayman Islands, (ii) waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of venue of any such arbitration, and (iii) submits to the exclusive jurisdiction of the courts in Grand Cayman, Cayman Islands.

Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.

Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement. All references in this Agreement to sections, paragraphs and exhibits shall, unless otherwise provided, refer to sections and paragraphs hereof and exhibits attached hereto.

Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law otherwise affording to any party, shall be cumulative and not alternative.

Severability. If any provision of this Agreement shall be determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Entire Agreement. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

(l) Public Statements. Neither the Company nor any other party shall issue any public announcement, statement or other disclosure with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other parties hereto, such consent not to be unreasonably withheld or delayed, except (i) if such public announcement, statement or other disclosure is required by applicable law or applicable stock market regulations, in which case the disclosing party shall consult in advance with the other parties hereto to the extent reasonably practicable, (ii) “road show” or similar presentations or discussions with the Company’s shareholders regarding the Company, this Agreement and the Rights Offering, or (iii) the filing of any Schedule 13D or Schedule 13G, to which a copy of this agreement may be attached as an exhibit thereto.

(m) Further Assurances. From time to time after the date of this Agreement, the parties hereto shall execute, acknowledge and deliver to the other parties such other instruments, documents and certificates and will take such other actions as the other parties may reasonably request in order to consummate the transactions contemplated by this Agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first set forth above.

UNITED AMERICA INDEMNITY, LTD.
By: /s/ Charles F. Barr
Title: Senior Vice President, General Counsel and
Secretary

U.N. HOLDINGS (CAYMAN) II, LTD.
By: /s/ Saul A. Fox
Title: Director

FOX PAINE & COMPANY, LLC
By: /s/ Saul A. Fox
Title: Managing Member